                                  EXHIBIT 10.4







                        PURCHASE AND ASSUMPTION AGREEMENT







                                 BY AND BETWEEN


                           PROVIDENT BANK OF MARYLAND
                                   ("SELLER")




                                       AND

                            GATEWAY BANK & TRUST CO.
                                  ("PURCHASER")

                        PURCHASE AND ASSUMPTION AGREEMENT
                        ---------------------------------

ARTICLE I - TRANSFER OF ASSETS AND LIABILITIES

         Section 1.1.      Transferred Assets................................. 1
         Section 1.2.      Purchase Price..................................... 2
         Section 1.3.      Deposit Liabilities................................ 3
         Section 1.4.      Loans Transferred.................................. 6
         Section 1.5.      Safe Deposit Business.............................. 7
         Section 1.6.      Employee Matters................................... 8
         Section 1.7.      Records and Data Processing........................ 9
         Section 1.8.      Security........................................... 9
         Section 1.9.      Taxes and Fees;  Proration of Certain Expenses..... 9
         Section 1.10.     Real Property .....................................10

ARTICLE II - CLOSING AND EFFECTIVE TIME

         Section 2.1.      Effective Time.....................................13
         Section 2.2.      Closing............................................13
         Section 2.3.      Closing Payment....................................15

ARTICLE III - INDEMNIFICATION

         Section 3.1.      Seller's Indemnification of Purchaser..............17
         Section 3.2.      Purchaser's Indemnification of Seller..............17
         Section 3.3.      Claims for Indemnity...............................17
         Section 3.4.      Limitations on Indemnification.....................18

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF SELLER

         Section 4.1.      Corporate Organization.............................19
         Section 4.2.      No Violation.......................................19
         Section 4.3.      Corporate Authority................................19
         Section 4.4.      Enforceable Agreement..............................19
         Section 4.5.      No Brokers ........................................19
         Section 4.6.      Personal Property..................................20
         Section 4.7.      Real Property......................................20
         Section 4.8.      Condition of Property..............................20
         Section 4.9.      Loans..............................................21
         Section 4.10      Compliance with Certain Laws.......................21
         Section 4.11.     Community Reinvestment Act Representation..........21
         Section 4.12.     Leases.............................................21
         Section 4.13.     Limitation of Representations and Warranties.......21
         Section 4.14      Litigation.........................................22

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Section 5.1.      Corporate Organization.............................22
         Section 5.2.      No Violation.......................................22
         Section 5.3.      Corporate Authority................................22
         Section 5.4.      Enforceable Agreement..............................22
         Section 5.5.      Brokers, Finders and Advisors......................23
         Section 5.6       Regulatory Capital and Condition...................23
         Section 5.7       Government Proceedings.............................23
         Section 5.8       Community Reinvestment Act.........................23
         Section 5.9       Litigation.........................................23

ARTICLE VI - OBLIGATIONS OF PARTIES PRIOR TO AND AFTER EFFECTIVE TIME

         Section 6.1.      Full Access........................................23
         Section 6.2       Delivery of Magnetic Media Records.................24
         Section 6.3.      Application for Approval to Effect Purchase of
                           Assets and Assumption of Liabilities...............24
         Section 6.4.      Conduct of Business; Maintenance of Properties.....24
         Section 6.5.      No Solicitation by Seller..........................25
         Section 6.6.      Further Actions....................................26
         Section 6.7.      Fees and Expenses..................................26
         Section 6.8.      Breaches with Third Parties........................26
         Section 6.9.      Insurance..........................................26
         Section 6.10.     Public Announcements...............................26
         Section 6.11.     Tax Reporting......................................27

ARTICLE VII - CONDITIONS TO PURCHASER'S OBLIGATIONS

         Section 7.1.      Representations and Warranties True................27
         Section 7.2.      Obligations Performed..............................27
         Section 7.3.      No Adverse Litigation..............................27
         Section 7.4.      Regulatory Approval................................27

ARTICLE VIII - CONDITIONS TO SELLER'S OBLIGATIONS

         Section 8.1.      Representations and Warranties True................28
         Section 8.2.      Obligations Performed..............................28
         Section 8.3.      No Adverse Litigation..............................28
         Section 8.4.      Regulatory Approval................................28

ARTICLE IX - TERMINATION

         Section 9.1.      Methods of Termination.............................28
         Section 9.2.      Procedure Upon Termination.........................29
         Section 9.3.      Payment of Expenses................................30

ARTICLE X - MISCELLANEOUS PROVISIONS

         Section 10.1.     Amendment and Modification.........................30
         Section 10.2.     Waiver or Extension................................30
         Section 10.3.     Assignment.........................................30
         Section 10.4.     Confidentiality....................................30
         Section 10.5.     Addresses for Notices, Etc.........................31
         Section 10.6.     Counterparts.......................................31
         Section 10.7.     Headings...........................................31
         Section 10.8.     Governing Law......................................31
         Section 10.9.     Sole Agreement.....................................32
         Section 10.10.    Severability.......................................32
         Section 10.11.    Parties in Interest................................32

                        PURCHASE AND ASSUMPTION AGREEMENT
                        ---------------------------------

         THIS PURCHASE AND ASSUMPTION AGREEMENT (this "Agreement") is entered into as of May 13, 2004 among Provident Bank of Maryland, a Maryland chartered bank having its principal office at Baltimore, Maryland ("Seller"), and Gateway Bank & Trust Co., a North Carolina chartered bank having its principal offices in Elizabeth City, North Carolina ("Purchaser"):

                              W I T N E S S E T H:
                              -------------------

         WHEREAS, Seller wishes to divest, upon the terms and conditions set forth herein, certain assets and certain deposit and other liabilities of its offices at the locations set forth in Schedule 1 (individually the "Elizabeth City Center," the "Emporia Center," and the "Suffolk Center," and collectively the "Banking Centers"); and

         WHEREAS, Purchaser wishes to buy such assets and assume such liabilities upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, Seller and Purchaser agree as follows:

                                    ARTICLE I
                                    ---------
                       TRANSFER OF ASSETS AND LIABILITIES
                       ----------------------------------

Section 1.1. Transferred Assets.
-----------  ------------------

         (a) As of the Effective Time (as defined in Section 2.1) and upon the terms and conditions set forth herein, Seller will sell, assign, transfer, convey and deliver to Purchaser, and Purchaser will purchase from Seller, all of the transferable rights, title and interest of Seller in the following assets associated with the Banking Centers and identified in this Agreement and the Exhibits hereto, and not otherwise excluded from sale pursuant to the provisions of Subsection 1.1(b):

                  (1) subject to Section 1.10, all real estate and improvements thereon owned by Seller at the Banking Centers (the "Real Property"), together with all rights and appurtenances pertaining thereto;

                  (2) except as provided in Section 1.1(b), the furniture, fixtures, leasehold improvements, equipment and other tangible personal property owned by Seller and located at each Banking Center and used in conducting Seller's business at the Banking Center (the "Personal Property");

                  (3) all leases affecting the Banking Centers, and all equipment leases for equipment located at the Banking Centers (the "Equipment Leases"); and all assignable operating contracts of the Banking Centers excluding any master contracts (the "Assignable Contracts") all of which Equipment Leases and Assignable Contracts are listed on Exhibit 1.1(a)(3);

                  (4) all safe deposit contracts and leases for the safe deposit boxes located at the Banking Centers as of the Effective Time (the "Safe Deposit Contracts");

                  (5) all Loans (as defined in Section 1.4(a)) transferred pursuant to Section 1.4;

                  (6) all coins and currency located at the Banking Centers as of the Effective Time (the "Coins and Currency");

                  (7) all merchant services accounts associated with Deposit Liabilities (as defined in Section 1.3(a)) located at the Banking Centers;

                  (8) all overdrafts associated with the Deposit Liabilities assumed by Purchaser; and

                  (9) Seller's rights in and to the use of the current telephone numbers of the Banking Centers.

         (b) All assets, properties and rights of Seller not expressly included in Section 1.1(a) are excluded from the transactions contemplated by this Agreement, including, without limitation, the following items (the "Excluded Assets"):

                  (1)      the assets listed on Exhibit 1.1(b) hereto;

                  (2) Seller's rights in and to the name "Provident Bank of Maryland" and any derivation thereof and any of Seller's corporate logos, trademarks, trade names, signs, paper stock, forms and other supplies containing any such logos, trademarks or trade names, and trade names and logos of third parties with whom Seller has contracted to provide services to its customers; and

                  (3) all loans attributed to the Banking Centers as of the close of business on the Closing Date except for the Loans.

         (c) Seller shall coordinate with Purchaser to remove the Excluded Assets from the Banking Centers on or prior to the Effective Time. Seller shall remove the Excluded Assets at its own cost and, apart from making any reasonable repairs necessitated by removing the Excluded Assets, Seller shall be under no obligation to restore the Banking Centers' premises to their original condition, which shall be the responsibility of Purchaser.

Section 1.2. Purchase Price.
-----------  --------------

         (a) As consideration for the purchase of the Banking Centers, Purchaser shall pay Seller a purchase price (the "Purchase Price") equal to the sum of the following:

                  (1) With respect to the Real Property, $362,500 for the Elizabeth City Center, $849,000 for the Emporia Center, and $669,771 for the Suffolk Center (the "Property Value").

                  (2) A premium for the Deposit Liabilities and franchise value related to the Banking Centers equal to 4.5% of the Deposit Liabilities at the Elizabeth Center and Emporia Centers and 7.5% at the Suffolk Center;

                  (3) The Net Book Value, including accrued but unpaid interest and fees, for the Loans as set forth in
                           Section 1.4;

                  (4) The Net Book Value (as defined in Section 1.2(d)) of the Personal Property; and

                  (5)      The face amount of the Coins and Currency.

         (b) In addition, Purchaser shall assume, as of the Effective Time, all of the duties, obligations and liabilities of Seller arising on or after the Effective Time relating to the Real Property, the Equipment Leases, the Assignable Contracts, the Safe Deposit Contracts, and the Deposit Liabilities (including all accrued interest relating thereto); provided, that any cash items paid by Seller and not cleared prior to the Effective Time shall be the responsibility of Seller, subject to the terms of Section 1.3.

         (c) For purposes of this Agreement, "Net Book Value" means the value determined from the Post-Closing Balance Sheet; provided, however, that such value shall not include the loan loss reserve attributable to any Loan (as defined in Section
                  1.4 ) or any general reserve.

Section 1.3. Deposit Liabilities.
-----------  -------------------

         (a) "Deposit Liabilities" shall mean all of Seller's duties, obligations and liabilities relating to the deposit accounts (except as set forth in Section 1.3(b)) located at the Banking Centers as of the Effective Time (including accrued but unpaid or uncredited interest thereon). A list of the Deposit Liabilities as they existed on April 30, 2004 is attached hereto as Exhibit 1.3(a).

         (b) Except for those liabilities and obligations specifically assumed by Purchaser under Section 1.2(b), Purchaser is not assuming any other liabilities or obligations of Seller or otherwise. Subject to the limitations on indemnification set forth in Section 3.4, liabilities not assumed include, but are not limited to, the following:

                  (1) Seller's official checks, cashier checks, letters of credit, money orders, interest checks and expense checks issued prior to closing, consignments of U.S. Government "E" and "EE" bonds and any and all traveler's checks.

                  (2) Liabilities or obligations of Seller with respect to any litigation, suits, claims, demands or governmental proceedings arising, commenced or made known to Seller prior to Closing or arising from events occurring prior to Closing.

                  (3) Deposit accounts associated with lines of credit where the line of credit is excluded in accordance with Section 1.4 (b).

                  (4) Deposit accounts associated with qualified retirement plans where Seller is the trustee of such plan or the sponsor of a prototype plan used by such plan.

                  (5) Deposit accounts associated with Seller's national or regional account relationships, if any.

                  (6) Self-directed individual retirement accounts, if any, it being understood that all other types of IRA Deposit Liabilities are intended to be transferred.

         (c) Seller does not represent or warrant that any deposit customers whose accounts are assumed by Purchaser will become or continue to be customers of Purchaser after the Effective Time.

         (d) Purchaser agrees to pay in accordance with law and customary banking practices all properly drawn and presented checks, drafts and withdrawal orders presented to Purchaser by mail, over the counter or through the check clearing system of the banking industry, by depositors of the accounts assumed, whether drawn on the checks, withdrawal or draft forms provided by Seller or by Purchaser, and in all other respects to discharge, in the usual course of the banking business, the duties and obligations of Seller with respect to the balances due and owing to the depositors whose accounts are assumed by Purchaser.

         (e) If, after the Effective Time, any depositor, instead of accepting the obligation of Purchaser to pay the Deposit Liabilities assumed, shall demand payment from Seller for all or any part of any such assumed Deposit Liabilities, Seller shall not be liable or responsible for making any such payment; provided, that if Seller shall pay the same, Purchaser agrees to reimburse Seller for any payments, and Seller shall not be deemed to have made any representations or warranties to Purchaser with respect to any checks, drafts or withdrawal orders processed after the Effective Time drawn on such Deposit Liabilities, and any such representations or warranties implied by law are hereby expressly disclaimed. Seller and Purchaser shall make arrangements to provide for the daily settlement with immediately available funds by Purchaser of checks, drafts, withdrawal orders, returns and other items presented to and paid by Seller within 30 calendar days after the Effective Time and drawn on or chargeable to accounts that have been assumed by Purchaser; provided, however, that Seller shall be held harmless and indemnified by Purchaser for acting in accordance with such arrangements.

         (f) Purchaser agrees, at its cost and expense, (1) to assign new account numbers to depositors of assumed accounts, (2) to notify such depositors, on or before the Effective Time, in a form and on a date mutually acceptable to Seller and Purchaser, of Purchaser's assumption of Deposit Liabilities and that checks or drafts written after sixty (60) calendar days after the Closing Date on Seller's check or draft forms will not be honored, and (3) within five (5) business days after the Closing Date to furnish such depositors with checks on the forms of Purchaser and with instructions to utilize Purchaser's checks and to destroy unused check, draft and withdrawal order forms of Seller. (If Purchaser so elects, Purchaser may offer to buy from such depositors their unused Seller check, draft and withdrawal order forms.) In addition, Seller will notify its affected customers by letter of the pending assignment of the Deposit Liabilities to Purchaser, which notice shall be at Seller's cost and expense and shall be in a form and mailed at a time mutually agreeable to Seller and Purchaser.

         (g) Purchaser agrees to pay promptly to Seller an amount equivalent to the amount of any checks, drafts or withdrawal orders credited to an assumed account as of the Effective Time that are properly returned to Seller after the Effective Time.

         (h) As of the Effective Time, Purchaser will assume and discharge Seller's duties and obligations in accordance with the terms and conditions and laws, rules and regulations that apply to the certificates, accounts and other Deposit Liabilities assumed under this Agreement.

         (i) As of the Effective Time, Purchaser will maintain and safeguard in accordance with applicable law and sound banking practices all account documents, deposit contracts, signature cards, deposit slips, canceled items and other records related to the Deposit Liabilities assumed under this Agreement, subject to Seller's right of access to such records as provided in this Agreement.

         (j) Seller will render a final statement to each depositor of an account assumed under this Agreement as to transactions occurring through the Effective Time; provided, however, that Seller shall not be obligated to render a final statement on any account not ordinarily receiving periodic statements in the ordinary course of Seller's business. Seller will be entitled to impose normal fees and service charges on a per-item basis at Closing, but Seller will not impose periodic fees or blanket charges in connection with such final statements.

         (k) Seller will timely provide to Purchaser 1099 data for Purchaser to comply with all laws, rules and regulations regarding 2004 tax reporting of transactions of such accounts through the Effective Time.

         (l) As of the Effective Time, Purchaser, at its expense, will notify all Automated Clearing House ("ACH") originators of the transfers and assumptions made pursuant to the Agreement; provided, however, that Seller may, at its option, notify all such originators itself (on behalf of Purchaser) also at the expense of Purchaser. For a period of 60 calendar days beginning on the Effective Time, Seller will honor all ACH items related to accounts assumed under this Agreement which are routed or presented to Seller. Seller will make no charge to Purchaser for honoring such items, and will electronically transmit such ACH data to Purchaser. If Purchaser cannot receive an electronic transmission, Seller will make available to Purchaser at Seller's operations center receiving items from the Automated Clearing House tapes containing such ACH data. Items routed or presented after the 60-day period shall be returned to the presenting party. Seller and Purchaser shall make arrangements to provide for the daily settlement with immediately available funds by Purchaser of any ACH items honored by Seller, and Seller shall be held harmless and indemnified by Purchaser for acting in accordance with this arrangement to accept ACH items.

         (m) As of the Effective Time, Purchaser agrees to use its best efforts to collect from Purchaser's customers amounts equal to any Visa or MasterCard charge backs under the MasterCard and Visa Merchant Agreements between Seller and its customer, or amounts equal to any deposit items returned to Seller after the Effective Time which were honored by Seller prior to the Effective Time, and remit such amounts so collected to Seller. Purchaser agrees to immediately freeze and remit to Seller any funds, up to the amount of the charged back or returned item that had been previously credited by Seller, if such funds are available at the time of notification by Seller to Purchaser of the charged back or returned item and such charge back is permitted. Notwithstanding the foregoing, Purchaser shall have no duty to remit funds for any item or charge that has been improperly returned or charged to Seller. Solely for the purposes of this Section 1.3(m), all references to Seller shall be deemed to include Seller and its assignees.

Section 1.4. Loans Transferred.
-----------  -----------------

         (a) Seller will transfer to Purchaser as of the Effective Time, subject to the terms and conditions of this Agreement, all of Seller's right, title and interest in (including collateral relating thereto) loans maintained, serviced and listed in Seller's records as loans of the Banking Centers that are secured by Deposit Liabilities transferred to Purchaser pursuant to this Agreement (collectively, the "Loans"). Such Loans (as well as any security interest related thereto) shall be transferred by means of a blanket (collective) assignment and not individually (except as may be otherwise required by law). A list of the Loans as they existed on May 8, 2004 is attached hereto as Exhibit 1.4(a).

         (b) In connection with the transfer of any loans requiring notice to the borrower, Purchaser shall comply with all notice and reporting requirements of the loan documents or of any law or regulation.

         (c) All Loans transferred to Purchaser shall be valued at their Net Book Value, such value to include accrued interest.

         (d) All Loans will be transferred without recourse to Seller and without any warranties or representations as to their collectibility or the creditworthiness of any of the obligors of such Loans.

         (e) For a period of 60 calendar days after the Effective Time, Seller will forward to Purchaser loan payments received by Seller. Purchaser shall reimburse Seller upon demand for checks returned on payments forwarded to Purchaser; however, to the extent possible, Seller will deduct the amount of such returned checks from any amounts owed by Seller to Purchaser.

         (f) As of the Effective Time, Seller shall transfer and assign all files, documents and records related to the Loans (the "Records") to Purchaser, and Purchaser will be responsible for maintaining and safeguarding all the Records in accordance with applicable law and sound banking practices.

         (g)      If the balance due on any Loan purchased pursuant to this
                  Section 1.4 has been reduced by Seller as a result of a payment by check received prior to the Effective Time, which item is returned after the Effective Time, the asset value represented by the Loan transferred shall be correspondingly increased and an amount in cash equal to such increase shall be paid by Purchaser to Seller promptly upon demand.

         (h) Seller shall grant to Purchaser as of the Effective Time a limited power of attorney, in substantially the form attached hereto as Exhibit 1.4(h) (the "Power of Attorney").

Section 1.5. Safe Deposit Business.
-----------  ---------------------

         (a) As of the Effective Time, Purchaser will assume and discharge Seller's obligations with respect to the safe deposit box business at the Banking Centers arising on or after the Effective Time in accordance with the terms and conditions of contracts or rental agreements related to such business, and Purchaser will maintain all facilities necessary for the use of such safe deposit boxes by persons entitled to use them; provided, that nothing herein shall be deemed to prohibit Purchaser, after the Effective Time, from discontinuing the safe deposit box services or facilities at the Banking Centers (all in accordance with applicable law and any contractual obligations regarding the same).

         (b) As of the Effective Time, Seller shall transfer and assign the records related to such safe deposit box business to Purchaser, and Purchaser shall maintain and safeguard all such records and be responsible for granting access to and protecting the contents of safe deposit boxes at the Banking Centers.

         (c) Safe deposit box rental payments (not including late payment fees) collected by either Seller or Purchaser applying to periods both before and after the Effective Time shall be prorated as of the Effective Time.

Section 1.6. Employee Matters.
-----------  ----------------

         (a) Purchaser shall offer employment to all employees (the "Employees") employed by Seller at the Banking Centers as of the Effective Time (other than employees whose respective functions do not relate exclusively to operation of one or more of the Banking Centers) in their then respective current functional positions and locations with remuneration not less than levels at the Effective Time and benefits generally equivalent to benefits offered by Purchaser to similarly situated employees of Purchaser. The names, positions, dates of hire and current salary levels of the Employees are detailed in Exhibit 1.6(a). Except for Purchaser's qualified and nonqualified pension plans (if any), Employees who become employees of Purchaser as of the Effective Time ("Transferred Employees") shall receive full credit for their prior service with Seller (and with other entities to the extent service with any such entity is treated by Seller as service with it) under Purchaser's benefit plans and policies, including its vacation and sick leave policies, to the same extent as if the service had been with Purchaser. As of the Effective Time, the Transferred Employees and their dependents, if any, covered under Seller's health insurance plan preceding the Effective Time shall be covered under Purchaser's health insurance plan without being subject to any pre-existing condition limitations or exclusions. Transferred Employees shall not be required to satisfy the deductible and employee payments required by Purchaser's comprehensive medical and/or dental plans for the calendar year of the Effective Time (i) to the extent of amounts previously credited during such calendar year under comparable plans maintained by Seller, or (ii) to the extent the same is waived in its entirety by the applicable insurer, as determined by the applicable insurer in its sole discretion. With respect to Purchaser's qualified and nonqualified pension plans, Transferred Employees shall receive full credit for prior service with Seller (and with other entities to the extent service with any such entity is treated by Seller as service with it) for purposes of determining their participation eligibility and vesting rights to the same extent as if the service had been with Purchaser. Benefits under Purchaser's pension plans for Transferred Employees shall be determined solely with reference to service with Purchaser.

         (b) Seller makes no representations or warranties about whether any of its employees will remain at the Banking Centers and become and remain employed by Purchaser after the Effective Time. Seller will use its commercially reasonable best efforts to maintain the employees as employees of Seller at the Banking

                  Centers until the Effective Time. Purchaser shall have no responsibilities or rights with respect to any employee of Seller whose employment shall be terminated for any reason prior to the Effective Time or who shall elect not to become an employee of Purchaser. Seller agrees that, for a period of 12 months after the Effective Time, it will not solicit for employment any Transferred Employee who remains employed by Purchaser.

Any Transferred Employee whose employment is terminated without cause by Purchaser within 12 months after the Effective Time shall be entitled to receive, severance benefits of no less than the amount provided in Exhibit 1.6(c) to the extent the Transferred Employee qualifies for such severance benefit (taking into account the Transferred Employee's service with Seller). Purchaser agrees that, for a period of 12 months after the Effective Time, it will not solicit for employment any employee of Seller (other than Transferred Employees) who is employed at a location in a county in which any Banking Center is located or in any contiguous county; provided, however, that such prohibition shall not apply to solicitations which are directed to the general public.

Section 1.7. Records and Data Processing.
-----------  ---------------------------

         (a) As of the Effective Time, Purchaser shall become responsible for maintaining the files, documents and records referred to in this Agreement. Purchaser will preserve and safekeep them as required by applicable law and sound banking practice. After the Effective Time, Purchaser will permit Seller and its representatives, at reasonable times and upon reasonable notice, to examine, inspect, copy and reproduce (at Seller's expense) any such files, documents or records as Seller deems reasonably necessary.

         (b) As of the Effective Time, Seller will permit Purchaser and its representatives, at reasonable times and upon reasonable notice, to examine, inspect, copy and reproduce (at Purchaser's expense) files, documents or records retained by Seller regarding the assets and liabilities transferred under this Agreement as Purchaser deems reasonably necessary.

         (c) It is understood that certain of Seller's records may be available only in the form of photocopies, film copies or other non-original and non-paper media.

Section 1.8. Security.
-----------  --------

         As of the Effective Time, Purchaser shall become solely responsible for the security of and insurance on all persons and property located in or about the Banking Centers.

Section 1.9. Taxes and Fees; Proration of Certain Expenses.
-----------  ---------------------------------------------

         Purchaser shall be responsible for the payment of all fees and taxes related to this transaction, except that (i) Purchaser shall not be responsible for, or have any liability with respect to, taxes on any income to Seller arising out of the transactions herein, and (ii) with respect to any transfers of Real Property, Purchaser and Seller shall each pay fifty percent (50%) of the real estate transfer and recordation taxes, fees and costs incurred in connection therewith. Purchaser shall not be responsible for any income tax liability of Seller arising from the business or operations of the Banking Centers before the Effective Time, and Seller shall not be responsible for any tax liabilities of Purchaser arising from the business or operations of the Banking Centers after the Effective Time. Utility payments, telephone charges, real property taxes, personal property taxes, rent, salaries, deposit insurance premiums, other ordinary operating expenses of the Banking Centers and other expenses related to the liabilities assumed or assets purchased hereunder shall be prorated between the parties as of the Effective Time. To the extent any such item has been prepaid by Seller for a period extending beyond the Effective Time, there shall be a proportionate monetary adjustment in favor of Seller.

Section 1.10. Real Property.
------------  -------------

         (a)      Title and Leasehold Matters.
                  ---------------------------

                  (i) Not more than 30 calendar days after the date of this Agreement, Seller agrees to deliver to Purchaser copies of all title and lease information in possession of Seller, including but not limited to title insurance policies, attorneys' opinions on title, surveys, covenants, deeds, notes and mortgages, leases and easements relating to the Real Property. Such delivery shall constitute no warranty by Seller as to the accuracy or completeness thereof or that Purchaser is entitled to rely thereon.

                  (ii) Purchaser agrees to notify Seller in writing within 30 calendar days after the date of this Agreement of any mortgages, pledges, material liens, encumbrances, reservations, tenancies, encroachments, overlaps or other title exceptions or zoning or similar land use violations (excluding legal but nonconforming uses) related to the Real Property to which Purchaser reasonably objects (the "Title Defects"). Purchaser agrees that Title Defects shall not include real property taxes not yet due and payable, or easements, restrictions, tenancies, and rights of way which do not materially interfere with the use of the Real Property as a banking center or defects which Purchaser can obtain protection from through purchase of title insurance at regular rates (or higher rates if the excess over the regular rate is paid by Seller). Seller shall make a good faith effort to correct any such Title Defect to Purchaser's reasonable satisfaction at least 10 calendar days prior to Closing; provided, however, that Seller shall not be obligated to bring any lawsuit or make any payments of money (except to pay liens that Seller does not dispute in good faith) to cure a Title Defect. If Seller is unable or unwilling to cure any such Title Defects to Purchaser's reasonable satisfaction, Purchaser shall have the option to (upon written notice to Seller) receive title in its then existing condition (with a corresponding Purchase Price adjustment that is agreeable to both parties), or to accept the assets and assume the liabilities of the Banking Center without the Real Property on which the Banking Center is located (in which event the Purchase Price shall be reduced by a reasonable estimate of the moving expenses to be incurred by Purchaser in relocating operations of the Banking Center from the Real Property to another business premises). Upon termination of this Agreement with respect to the Real Property of a Banking Center pursuant to this Section 1.10, neither party shall have any further liability to the other party under this Agreement with respect to such Real Property and the Purchase Price shall be adjusted accordingly.

                  (iii) Purchaser shall have the right to update title matters at Closing for any changes which may have arisen between the date of Purchaser's original title search and the Closing Date. If such update indicates that any Title Defects have been placed of record since the date of Purchaser's original title search, and Purchaser reasonably objects thereto, then Seller may elect to delay the Closing with respect to the affected Banking Center for up to 30 calendar days while Seller makes a good faith effort to cure any such Title Defect to Purchaser's reasonable satisfaction; provided that Seller shall not be obligated to bring any lawsuit or make any payments of money (except to pay liens that Seller does not dispute in good faith) to cure a Title Defect. If Seller is unable or unwilling to cure any such Title Defect within such 30 day period, Purchaser shall have the option to (upon written notice to Seller) receive title in the then existing condition (with a corresponding Purchase Price adjustment reasonably agreeable to both parties) or to accept the assets and assume the liabilities of the Banking Center without the Real Property on which the Banking Center is located, in which event neither party shall have any further liability to the other party under this Agreement with respect to the Real Property of such Banking Center and the Purchase Price shall be adjusted accordingly.

         (b)      Environmental Matters.
                  ---------------------

                  Purchaser shall have the right to conduct such investigation of environmental matters, solely at Purchaser's expense, with respect to the Real Property as it may reasonably require and shall report the results of any such investigation, together with its objections to any material violation of applicable environmental law which impacts the Real Property or the use thereof as a banking center, if any, to Seller no later than 60 calendar days after the date of this Agreement; provided, that without the prior written consent of Seller, Purchaser shall not conduct any ground water monitoring or install any test well or undertake any other investigation which requires a permit or license from, or the reporting of the investigation or the results thereof to, a local or state environmental regulatory authority or the United States Environmental Protection Agency. Seller has no actual knowledge of any material violation of applicable environmental law which materially impacts the real property or the use thereof as a Banking Center. If Purchaser objects to any material violation of applicable environmental law which materially impacts the Real Property or the use thereof as a Banking Center

                  ("Environmental Issue"), which is discovered by Purchaser's investigation as provided for in subsection (d) below, Seller and Purchaser shall address such Environmental Issue as set forth in subsection (d) below.

         (c)      Facilities Inspection.
                  ---------------------

                  Purchaser shall have the right, for and during the period ending 60 calendar days following the date of execution of this Agreement (the "Inspection Period"), to inspect, solely at Purchaser's expense, the physical condition of the Real Property, including, without limitation, compliance of the Real Property with the provisions of the Americans with Disabilities Act (collectively, "Inspection Issues"). These inspections shall be conducted during regular business hours by qualified inspectors or employees of Purchaser or its affiliates following not less than three business days notice to Seller. Prior to entry upon the property, Purchaser will confirm to Seller the existence of general liability insurance in coverage amounts reasonably acceptable to Seller. Any physical disturbance to the Real Property shall be subject to Seller's prior approval, which may be subject to such reasonable repair and restoration conditions as Seller may impose (including, without limitation, the obligation to repair any disturbed area to its condition immediately prior to that disturbance). Purchaser promptly shall provide Seller with copies of any and all written reports in connection with those inspections, at no cost to Seller, upon Seller's request.

         (d)      Correction of Defects.
                  ---------------------

                  If Purchaser discovers a defect in a Banking Center with respect to Inspection Issues or Environmental Issues (a "Defect") that would require the expenditure of over $25,000 to correct, as determined by Purchaser in its reasonable discretion, Purchaser shall promptly give written notice thereof to Seller describing the Defect in detail, and Seller shall have the obligation to pay up to the sum of $75,000 to cure such Defect at such Banking Center prior to the Effective Time if reasonably possible or as soon thereafter as can be reasonably accomplished. Purchaser shall pay the first $25,000 to cure such Defect. If the estimated cost to cure a Defect exceeds $100,000, Seller shall have the option to pay the additional cost to cure the Defect or in the alternative, to lease the Banking Center which has a Defect to Purchaser for a period of two years. Such lease shall be negotiated in good faith by the parties at a market rate upon commercial property and lease terms consistent with the area and Banking Center involved. If the parties are unable to reach agreement on such a lease at least 45 calendar days prior to the Closing Date, each party shall select a commercial real estate professional who shall provide a market rate for lease of the Banking Center in question. The lease rate shall be set at the average of the two market rates so determined. Other lease terms shall be as negotiated by the parties or, failing agreement by the parties, as mutually agreed by the commercial real estate professionals. This method of resolving defects shall be applied to each Banking Center.

                                   ARTICLE II
                                   ----------
                           CLOSING AND EFFECTIVE TIME
                           --------------------------

Section 2.1. Effective Time.
-----------  --------------

         The purchase of assets and assumption of liabilities provided for in this Agreement shall occur at a closing (the "Closing") to be held at a mutually agreeable time and location within 15 calendar days following the date of all approvals by regulatory agencies and after all statutory waiting periods have expired, or at such other place, time or date on which the parties shall mutually agree. The effective time (the "Effective Time") shall be 11:59 p.m. local time, on the day on which the Closing occurs (the "Closing Date").

Section 2.2. Closing.
-----------  -------

         (a) All actions taken and documents delivered at the Closing shall be deemed to have been taken and executed simultaneously, and no action shall be deemed taken nor any document delivered until all have been taken and delivered.

         (b) At the Closing, subject to all the terms and conditions of this Agreement, Seller shall deliver or make reasonably available to Purchaser:

                  (1) A limited warranty deed transferring title to the Real Property to Purchaser;

                  (2) A Bill of Sale, in substantially the form attached hereto as Exhibit 2.2(b)(2) (the "Bill of Sale"), transferring to Purchaser all of Seller's interest in the Personal Property, the Loans and other assets;

                  (3) An Assignment and Assumption Agreement, in substantially the form attached hereto as Exhibit 2.2(b)(3) (the "Assignment and Assumption Agreement"), assigning Seller's interest in the Equipment Leases, the Assignable Contracts, the Safe Deposit Contracts, and the Deposit Liabilities;

                  (4) Consents from third persons that are required to effect the assignments set forth in the Assignment and Assumption Agreement, including, but not limited to, the lessors under the Equipment Leases to the extent required. With respect to any Equipment Lease for which the required consent is not obtained from the lessor prior to the Closing, in lieu of such consent Seller may provide either (at Seller's sole option), a special indemnity in form and content reasonably satisfactory to Purchaser against any loss to Purchaser resulting from the failure to obtain such consent, or the substitution by Seller and delivery hereunder to Purchaser of equipment comparable to the equipment subject to such Equipment Lease;

                  (5) Seller's keys to the safe deposit boxes and Seller's records related to the safe deposit box business at the Banking Centers;

                  (6)      Seller's files and records related to the Loans;

                  (7) Seller's records related to the Deposit Liabilities assumed by Purchaser;

                  (8)      The Coins and Currency;

                  (9) Such of the other assets to be purchased as shall be capable of physical delivery;

                  (10) A certificate of a proper officer of Seller, dated as of the date of Closing, certifying to the fulfillment of all conditions which are the obligation of Seller and that all of the representations and warranties of Seller set forth in this Agreement remain true and correct in all material respects as of Effective Time;

                  (11) A certified copy of a resolution of the Board of Directors of Seller, or its Executive Committee, approving the sale of the Banking Centers contemplated hereby;

                  (12) Such certificates and other documents as Purchaser and its counsel may reasonably require to evidence the receipt by Seller of all necessary corporate and regulatory authorizations and approvals for the consummation of the transactions provided for in this Agreement;

                  (13) An affidavit of Seller certifying that Seller is not a "foreign person" as defined in the federal Foreign Investment in Real Property Tax Act of 1980; and

                  (14) a Closing Statement, substantially in the form attached hereto as Exhibit 2.2(b)(14) (the "Closing Statement"); and

                  (15) The Power of Attorney substantially in the form attached hereto as Exhibit 1.4(h).

                           It is understood that the items listed in subsections
                           (b)(5) and (8) shall be transferred after the Banking Centers have closed for business on the Closing Date and that the records listed in subsections (b)(6) and
                           (7) will be transferred as soon as practicable after the Closing, but in no event more than five business days after the Closing. For purposes of this Agreement, the term "business day" shall mean any day that Seller is open for business.

         (c) At the Closing, subject to all the terms and conditions of this Agreement, Purchaser shall deliver to Seller:

                  (1)      The Assignment and Assumption Agreement;

                  (2) A certificate and receipt acknowledging the delivery and receipt of possession of the property and records referred to in this Agreement;

                  (3) A certificate of a proper officer of Purchaser, dated as of the Date of Closing, certifying to the fulfillment of all conditions which are the obligation of Purchaser and that all of the representations and warranties of Purchaser set forth in this Agreement remain true and correct in all material respects as of the Effective Time;

                  (4) A certified copy of a resolution of the Board of Directors, or its Executive Committee, of Purchaser approving the purchase of the Banking Centers contemplated hereby;

                  (5) Such certificates and other documents as Seller and its counsel may reasonably require to evidence the receipt of Purchaser of all necessary corporate and regulatory authorizations and approvals for the consummation of the transactions provided for in this Agreement; and

                  (6)      the Closing Statement.

         (d)      All instruments, agreements and certificates described in this
                  Section 2.2 shall be in form and substance reasonably satisfactory to the parties' respective legal counsel.

Section 2.3. Closing Payment.
-----------  ---------------

         (a) Amount. At the Closing, as applicable, either (i) Seller shall pay to Purchaser an amount equal to the excess amount of the amount of Deposit Liabilities assumed by Purchaser over the Purchase Price, as adjusted for pro rata payments pursuant to
                  Section 1.9 or (ii) Purchaser shall pay to Seller an amount equal to the excess amount of the Purchase Price over the amount of Deposit Liabilities assumed by Purchaser, in immediately available funds as adjusted for pro rata payments pursuant to Section 1.9. The payment made at the Closing pursuant to this section is referred to as the "Closing Payment".

         (b) Method of Payment. Because the parties acknowledge that certain amounts to be paid may not be finally determinable until after the Closing Date, the Closing Payment will be paid as follows:

                  (i) Not less than 2 business days (as hereinafter defined) prior to the Closing Date, Seller shall deliver to Purchaser a proposed preliminary closing statement in the form of Exhibit 2.2(b)(14) as of a date not more than 5 business days prior to the Closing Date. The parties shall agree upon the preliminary closing statement prior to the Closing Date. On the Closing Date, Seller will transfer to Purchaser, or Purchaser will transfer to Seller, as appropriate, by wire transfer of immediately available funds, the estimated Closing Payment as reflected on the preliminary closing statement (the "Estimated Closing Payment").

                  (ii) Not later than 10 business days following the Closing Date (the "Provisional Settlement Date"), Seller and Purchaser shall determine the actual Closing Payment and, based on such determination, Seller shall pay to Purchaser, or Purchaser shall pay to Seller, as appropriate, in immediately available funds, by wire transfer effected in accordance with the written instructions of the party entitled to receive payment, an amount equal to the difference between the Estimated Closing Payment and the actual Closing Payment plus interest on such difference for the number of days elapsed from but excluding the Closing Date to and including the Provisional Settlement Date, at the Federal Funds Rate (as hereinafter defined) on the Closing Date.

                  (iii) Purchaser and Seller agree to recalculate and adjust by appropriate payment in immediately available funds, by wire transfer effected in accordance with the written instructions of the party entitled to receive such payment, 30 business days after the Closing Date (the "Final Settlement Date"), the Closing Payment if the parties shall determine that the amount previously paid to Purchaser as the Closing Payment should be adjusted. Any payment made based on an adjustment of the Closing Payment by either party to the other shall include interest on the amount of the adjustment for the number of days elapsed from but excluding the Closing Date to and including the Final Settlement Date at the Federal Funds Rate on the Closing Date.

         (c) In the event that a dispute arises as to the appropriate amounts to be paid to either party on the Final Settlement Date, each party shall pay to the other on such Final Settlement Date all amounts other than those as to which a dispute exists. Any disputed amounts retained by a party which are later found to be due to the other party shall be paid to such other party promptly upon resolution with interest thereon from the Final Settlement Date to the date paid at the applicable Federal Funds Rate. In the event of such a dispute, either party may submit the matter to a firm of certified public accountants mutually agreeable to Seller and Purchaser (the "Mediator"), which shall determine such dispute in accordance with the terms and conditions of this Agreement within 30 calendar days after the submission. The parties shall each pay one-half of the fees and expenses of the Mediator, except that the Mediator may assess the full amount of its fees and expenses against either party if it determines that party negotiated the Closing Payment in bad faith. The Closing Payment, as agreed upon by the parties and determined under this subsection, shall be final and binding upon the parties.

         (d) The Federal Funds Rate shall mean the rate quoted for Federal Funds in the Money Rates Column of the Wall Street Journal, adjusted daily, for the period beginning with the first calendar day following the Effective Time and ending with the Final Settlement Date.

                                   ARTICLE III
                                   -----------
                                 INDEMNIFICATION
                                 ---------------

Section 3.1. Seller's Indemnification of Purchaser.
-----------  -------------------------------------

         Subject to limitations in this ARTICLE III, Seller shall indemnify, hold harmless and defend Purchaser from and against any costs, expenses, liabilities, losses or damages, including without limitation reasonable attorneys' fees and expenses (a "Loss") incurred by Purchaser caused by any breach by Seller of any representation or warranty contained herein, and any Loss arising out of any claims, actions, suits or proceedings commenced prior to the Effective Time or arising out of events occurring prior to the Effective Time relating to operations at the Banking Centers, except to the extent of liabilities assumed or payable hereunder by Purchaser. Claims for indemnity must be made within the time frame set forth in Section 3.3(a).

Section 3.2. Purchaser's Indemnification of Seller.
-----------  -------------------------------------

         Subject to limitations in this ARTICLE III, Purchaser shall indemnify, hold harmless and defend Seller from and against any Loss incurred by Seller caused by any breach by Purchaser of any representation or warranty contained herein and any Loss arising out of any claims, actions, suits or proceedings arising out of events occurring following the Effective Time relating to operations at the Banking Centers. Claims for indemnity must be made within the time frame set forth in Section 3.3(a).

Section 3.3. Claims for Indemnity.
-----------  --------------------

         (a) A claim for indemnity under Sections 3.1 or 3.2 of this Agreement shall be made by the claiming party prior to the expiration of 12 months after the Effective Time by the giving of notice thereof to the other party. Such notice shall set forth in reasonable detail the basis upon which such claim for indemnity is made. In the event that any such claim is made within such prescribed 12 month period, the indemnity relating to such claim shall survive until such claim is resolved. Claims not made within such 12 month period shall cease and no indemnity shall be made therefor.

         (b) A party seeking indemnification pursuant to this Section 3.3 (an "indemnified party") shall give prompt notice to the party from whom such indemnification is sought (the "indemnifying party") of the assertion of any claim, or the commencement of any action or proceeding, in respect of which indemnity may be sought hereunder; provided, however, in no event shall an original claim for indemnification under this Agreement be given later than the first anniversary of the Closing Date. The indemnified party shall assist the indemnifying party in the defense of any such action or proceeding. The indemnifying party shall have the right to, and shall at the request of the indemnified party, assume the defense of any such action or proceeding at its own expense. In any such action or proceeding, the indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at its own expense unless:

                           (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel; or

                           (ii) the named parties to any such suit, action or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and, in the reasonable judgment of the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

         (c)      An indemnifying party shall not be liable under this Section
                  3.3 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder. The indemnifying party may settle any claim without the consent of the indemnified party, but only if the sole relief awarded is monetary damages that are paid in full by the indemnifying party, and includes as an unconditional term thereof the giving by the claimant or plaintiff of a release of the indemnified party, in form and substance satisfactory to the indemnified party and its counsel, from all liability with respect to such claim, action suit or proceeding. An indemnified party shall, subject to its reasonable business needs, use reasonable efforts to minimize the indemnification sought from the indemnifying party hereunder. Notwithstanding the foregoing, no investigation by an indemnified party at or prior to the Closing shall relieve an indemnifying party of any liability hereunder, unless the indemnified party seeks indemnity in respect of a representation or warranty which it actually had reason to believe to be incorrect as a result of its investigation prior to the Closing and the indemnified party intentionally failed to bring such belief to the attention of the indemnifying party prior to the Closing.

         (d) After the Closing, Section 3.3 shall provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the transactions contemplated hereby.

Section 3.4. Limitations on Indemnification.
-----------  ------------------------------

         Notwithstanding anything to the contrary contained in this Article III, no indemnification shall be required to be made by either party until the aggregate amount of all claims for indemnity by a party exceeds $50,000. Once such aggregate amount exceeds the $50,000 threshold, such party shall thereupon be entitled to indemnification for all amounts in excess of such threshold. IN ADDITION, THE PARTIES SHALL HAVE NO OBLIGATIONS UNDER THIS ARTICLE III FOR ANY CONSEQUENTIAL LIABILITY, DAMAGE OR LOSS THE INDEMNIFIED PARTY MAY SUFFER AS THE RESULT OF ANY DEMAND, CLAIM OR LAWSUIT.

                                   ARTICLE IV
                                   ----------
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

         Seller hereby represents and warrants to Purchaser as follows:

Section 4.1. Corporate Organization.
-----------  ----------------------

         Seller is a Maryland chartered trust company duly organized, validly existing and in good standing under the laws of the State of Maryland. Seller has the corporate power and authority to own its properties, to carry on its business as currently conducted and to effect the transactions contemplated herein.

Section 4.2. No Violation.
-----------  ------------

         The Banking Centers have been operated in all material respects in accordance with applicable laws, rules and regulations. The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, will not cause the acceleration of the maturity of, any material obligation or loan to which Seller is a party and does not constitute a breach or violation of or constitute a default under (a) Seller's Charter or Bylaws; (b) any material provision of any material agreement or any other material restriction of any kind to which Seller is a party or by which Seller is bound; or (c) any material statute, law, decree, regulation, judgment or order of any governmental authority.

Section 4.3. Corporate Authority.
-----------  -------------------

         The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by Seller, and no further corporate authorization is necessary for Seller to consummate the transactions contemplated hereunder.

Section 4.4. Enforceable Agreement.
-----------  ---------------------

         This Agreement has been duly authorized, executed and delivered by Seller and is the legal, valid and binding agreement of Seller, enforceable in accordance with its terms except enforceability may be limited under any applicable law pertaining to bankruptcy, receivership, reorganization, fraudulent transfer or insolvency or similar laws affecting creditors' rights generally and to general principles of equity.

Section 4.5. Brokers, Finders and Advisors.
-----------  -----------------------------

         Seller will pay the costs related to any broker, finder, financial advisor legal counsel, accountant or similar agent engaged by Seller in connection with this Agreement and the transactions contemplated herein.

Section 4.6. Personal Property.
-----------  -----------------

         Seller owns, and will convey to Purchaser at the Closing, all of Seller's right, title and interest to all of the Personal Property free and clear of any claims, mortgages, liens, security interests, pledges or encumbrances of any kind, except as may otherwise be set forth in this Agreement.

Section 4.7. Real Property.
-----------  -------------

         Seller makes the following representations regarding the Real Property:

         (a) Except as specifically set forth herein, Seller has no knowledge of any condemnation proceedings pending against the Real Property.

         (b) Except as specifically set forth herein or disclosed to Purchaser prior to the execution of this Agreement, Seller has not entered into any agreement regarding the Real Property, and the Real Property is not subject to any claim, demand, suit, lien, proceeding or litigation of any kind, pending or outstanding, or to the knowledge of Seller, threatened or likely to be made or instituted, which would in any way be binding upon Purchaser or its successors or assigns or materially affect or limit Purchaser's or its successors' or assigns' use and enjoyment of the Real Property or which would materially limit or restrict Purchaser's right or ability to enter into this Agreement and consummate the sale and purchase contemplated hereby.

         (c) Seller has or will have at Closing good and marketable fee simple title to the Real Property and, at Closing, will own the Real Property outright subject to no mortgage, pledge, lien, security interest, lease, charge, encumbrance or conditional sales or other title retention agreement except for real property taxes not yet due and payable, and easements and rights of way which do not materially interfere with the use of the Real Property as a banking center. Purchaser's sole remedy for a breach of the representations and warranties in this Section 4.7 shall be to elect not to purchase the Real Property on which a Banking Center is located as provided in
                  Section 1.10.

Section 4.8. Condition of Property.
-----------  ---------------------

         Except as may be otherwise specifically set forth in this Agreement, the Real Property and Personal Property to be purchased by Purchaser hereunder are sold AS IS, WHERE IS, with no warranties or representations whatsoever, except as may be expressly represented or warranted in this Agreement.

Section 4.9. Loans.
-----------  -----

         (i) Seller has good title to each Loan being purchased by Purchaser and each is a valid loan in conformity with applicable laws and regulation; (ii) the documentation relating to each Loan accurately reflects the payment history, the outstanding balance of the Loan, and all receipts pertaining to the Loan from the obligor(s) thereof and all credits to which such obligor(s) are entitled,
(iii) to the best of Seller's knowledge, all signatures on and executions of any documents by Seller in connection with each Loan are genuine; (iv) with respect to each Loan that is secured, Seller has a valid and enforceable lien on the collateral described in the documents relating to such Loan, and such lien has the priority described in Seller's loan files relating to such Loans (except as enforceability may be limited by bankruptcy laws and other similar laws relating to creditors' rights and principles of equity), (v) no taxes or other liability of Seller shall accrue against or be collected from Purchaser out of any Loan by reason of the purchase thereof by Purchaser, (vi) Seller has paid or caused to be paid any and all license, franchise, intangible, stamp or other tax or fee due and owing to any state where a Loan originated, or any political subdivision thereof, arising from or growing out of the acquisition, collection or holding of any Loan, and (vii) neither Seller nor, to the best of Seller's knowledge, any of its agents, officers, employees or representatives in any manner has been guilty of any civil or criminal fraud with respect to the creation of any Loan or with respect to the transfer, assignment and sale of the same to Purchaser hereunder.

Section 4.10. Compliance with Certain Laws.
------------  ----------------------------

         To the best of Seller's knowledge, the Deposits and Loans were opened, extended or made, and have been maintained, in accordance with all applicable federal and state laws, regulations, rules and orders.

Section 4.11. Community Reinvestment Act Representation.
------------  -----------------------------------------

         The most recent Community Reinvestment Act rating received by Seller was not less than "satisfactory."

Section 4.12. Leases.
------------  ------

         The Equipment Leases are in full force and effect and are fully transferable and assignable to Purchaser, except to the extent that consent of the lessor or another party is required by the terms of the respective lease documents. Purchaser's sole remedy for failure to obtain any such required consent with respect to the Equipment Leases shall be as provided in Section 2.2(b)(4).

Section 4.13. Limitation of Representations and Warranties.
------------  --------------------------------------------

         Except as may be expressly represented or warranted in this Agreement by Seller, Seller makes no representations or warranties whatsoever with regard to any asset being transferred to Purchaser or any liability or obligation being assumed by Purchaser or as to any other matter or thing.

Section 4.14. Litigation.
------------  ----------

         There are no actions, suits or proceedings pending, or to Seller's knowledge, threatened, against Seller related to the Assets or the transactions contemplated by this Agreement.

                                    ARTICLE V
                                    ---------
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

         Purchaser hereby represents and warrants to Seller as follows:

Section 5.1. Corporate Organization.
-----------  ----------------------

         Purchaser is a North Carolina chartered bank duly organized, validly existing and in good standing under the laws of the state of North Carolina. Purchaser has the corporate power and authority to own the properties being acquired, to assume the liabilities being transferred and to effect the transactions contemplated herein.

Section 5.2. No Violation.
-----------  ------------

         The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, will not cause the acceleration of the maturity of, any material obligation or loan to which Seller is a Party and does not constitute a breach or violation of or constitute a default under (a) the Charter or Bylaws of Purchaser; any material provision of any material agreement or any other material restriction of any kind to which Purchaser is a party or by which Purchaser is bound; (b) any material statute, law, decree, regulation or order of any governmental authority.

Section 5.3. Corporate Authority.
-----------  -------------------

         The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, prior to the Effective Date will have been duly authorized by Purchaser, and no further corporate authorization on the part of Purchaser is necessary to consummate the transactions contemplated hereunder.

Section 5.4. Enforceable Agreement.
-----------  ---------------------

         This Agreement has been duly authorized, executed and delivered by Purchaser and is the legal, valid and binding agreement of Purchaser enforceable in accordance with its terms except as enforceability may be limited under any applicable law pertaining to bankruptcy, receivership, reorganization, fraudulent transfer or insolvency or similar laws affecting creditors' rights generally and to general principles of equity.

Section 5.5. No Brokers.
-----------  ----------

         Purchaser will pay the costs related to any broker, finder, financial advisor legal counsel, accountant or similar agent engaged by Purchaser in connection with this Agreement and the transactions contemplated herein.

Section 5.6. Regulatory Capital and Condition.
-----------  --------------------------------

         Purchaser is in compliance with all applicable capital standards as of the date hereof and has no reason to believe that it will be unable to obtain the required regulatory approvals for the transactions contemplated herein solely as a result of its current level of regulatory capital. Purchaser's ability to consummate the transactions contemplated by this Agreement is not contingent on raising any equity capital.

Section 5.7. Government Proceedings.
-----------  ----------------------

         Purchaser is not subject to, and has not received any notice or advice that it may be subject to, any order, agreement, memorandum of understanding or other regulatory enforcement action or proceeding with or by any federal or state agency charged with the supervision or regulation of banks or engaged in the insurance of the deposits of banks or any other governmental agency having supervisory or regulatory authority with respect to Purchaser that could affect Purchaser's ability to obtain the required regulatory approvals or to satisfy any of the other conditions required to be satisfied in order to consummate the transactions contemplated hereby.

Section 5.8. Community Reinvestment Act.
-----------  --------------------------

         The most recent Community Reinvestment Act rating received by Purchaser was not less than "satisfactory."

Section 5.9. Litigation.
-----------  ----------

         There are no actions, suits or proceedings pending, or to Purchaser's knowledge, threatened, against Purchaser related to the transactions contemplated by this Agreement.

                                   ARTICLE VI
                                   ----------
            OBLIGATIONS OF PARTIES PRIOR TO AND AFTER EFFECTIVE TIME
            --------------------------------------------------------

Section 6.1. Access to Information.
-----------  ---------------------

         Purchaser acknowledges that it has conducted satisfactory due diligence with respect to the assets and liabilities to be acquired by Purchaser hereunder. Notwithstanding the foregoing, Seller shall afford to the officers and authorized representatives of Purchaser, upon prior notice and subject to Seller's normal security requirements, access to the properties, books and records pertaining to the Banking Centers in order to facilitate the consummation of the transactions herein contemplated, provided, that such access shall be at reasonable times and shall not interfere with the normal business and operations of the Banking Centers or the affairs of Seller relating to the Banking Centers. Nothing in this Section 6.1 shall require Seller to breach any obligation of confidentiality or to reveal any proprietary information, trade secrets or marketing or strategic plans. It is understood that certain of Seller's records may be available only in the form of photocopies, film copies or other non-original and non-paper media.

Section 6.2. Delivery of Magnetic Media Records.
-----------  ----------------------------------

         Seller shall prepare or cause to be prepared at its expense and make available to Purchaser at Seller's data processing center magnetic media records in Seller's field format not later than 20 calendar days after the execution of this Agreement, and further shall make available to Purchaser such records updated as of the Closing Date, which records shall contain the information related to the items described in Subsections 2.2(b)(6) and (b)(7). Such updated records shall be made available at such time after Closing as agreed to by the parties. Seller may, with the consent of Purchaser, provide such reports in paper format instead of magnetic media format.

Section 6.3. Application for Approval to Effect Purchase of Assets and
-----------  ---------------------------------------------------------
Assumption of Liabilities.
-------------------------

         Within 30 calendar days following the execution of this Agreement, Purchaser shall prepare and file applications required by law with the appropriate regulatory authorities for approval to purchase and assume the aforesaid assets and liabilities, to establish branches at the locations of the Banking Centers (or relocations to the extent contemplated herein), and to effect in all other respects the transactions contemplated herein. Purchaser agrees to process such applications in a diligent manner and on a priority basis and to provide Seller promptly with a copy of such applications as filed (except for any confidential portions thereof) and all material notices, orders, opinions, correspondence and other documents with respect thereto, and to use its best efforts to obtain all necessary regulatory approvals. Purchaser knows of no reason why such applications should not receive all such approvals. Purchaser shall promptly notify Seller upon receipt by Purchaser of notification that any application provided for hereunder has been denied. Seller shall provide such assistance and information to Purchaser as shall be reasonably necessary for Purchaser to comply with the requirements of the applicable regulatory authorities.

Section 6.4. Conduct of Business; Maintenance of Properties.
-----------  ----------------------------------------------

         (a) From the date hereof until the Effective Time, Seller covenants that it will:

                  (i) Carry on, or cause to be carried on, the business of the Banking Centers substantially in the same manner as on the date hereof, use all reasonable efforts to preserve intact its current business organization, and preserve its business relationships with depositors, customers and others having business relationships with it and whose accounts will be retained at the Banking Centers; provided, that Seller need not, in its sole discretion, advertise or promote new or substantially new customer services in the principal market areas of the Banking Centers;

                  (ii) Cooperate with and assist Purchaser in assuring the orderly transition of the business of the Banking Centers to Purchaser from Seller; and

                  (iii) Maintain the Real Property and the Personal Property in its current condition, ordinary wear and tear excepted.

         (b) Between the date hereof and the Effective Time, Seller shall not, without the prior consent of Purchaser:

                  (i) Acquire or dispose of any fixed assets with respect to the Banking Centers, other than pursuant to commitments made on or before the date of this Agreement and except for replacement of furniture, furnishings and equipment and normal maintenance and refurbishing in the ordinary course of business of the Banking Centers, provided that this Section shall not require the replacement of any such items by Seller;

                  (ii) Increase or agree to increase the salary, remuneration or compensation or other employment benefits of persons employed at the Banking Centers other than in accordance with Seller's customary policies or bank-wide changes consistent with past practices, or pay or agree to pay any uncommitted bonus to any such employees other than regular bonuses granted based on historical practice;

                  (iii) Change any pricing in deposit accounts at the Banking Centers on other than a regional basis, except as may be required in the ordinary course of business consistent with past practices;

                  (iv) Materially increase the staffing levels at any Banking Center or effect changes in branch personnel employed as of the Effective Time other than in the ordinary course of business consistent with past practices; or

                  (v) Enter into any agreement to sell, grant or convey the Real Property or any part thereof, including easements or rights of way over the Real Property.

Section 6.5. No Solicitation by Seller.
-----------  -------------------------

         For a period of 12 months after the Effective Time, Seller will not specifically target and solicit customers of the Banking Centers utilizing any customer or mailing list which consists primarily of customers of the Banking Centers; provided, that these restrictions shall not apply to general mass mailings, telemarketing calls, statement stuffers and other similar communications directed to current customers of Seller or Seller's affiliates, or to the public or newspaper, radio or television advertisements of a general nature, or otherwise prevent Seller from taking such actions as may be required to comply with any applicable federal or state laws, rules or regulations. In addition, these restrictions shall not apply to (a) the solicitation of (i) commercial accounts normally established and maintained in offices other than the Banking Centers or (ii) any credit or debit card customer which has an agreement with Seller for merchant services which is not transferred to Purchaser, or (b) the installation and operation by Seller of automated teller machines at any location.

Section 6.6. Further Actions.
-----------  ---------------

         Each party hereto shall execute and deliver such instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement.

Section 6.7. Fees and Expenses.
-----------  -----------------

         Except as otherwise provided herein, Purchaser shall be responsible for the costs of all title examinations, title insurance fees, surveys, its own attorneys' and accountants' fees and expenses and other expenses arising in connection therewith. Seller shall be responsible for its own attorneys' and accountants' fees and expenses related to this transaction.

Section 6.8. Breaches with Third Parties.
-----------  ---------------------------

         If the assignment of any material claim, contract, license, lease, commitment, sales order or purchase order (or any material claim or right or any benefit arising thereunder) without the consent of a third party would constitute a breach thereof or materially affect the rights of Purchaser or Seller thereunder, then such assignment is hereby made subject to such consent or approval being obtained. The failure to obtain such consent shall not constitute a breach of this Agreement by Seller.

Section 6.9. Insurance.
-----------  ---------

         As of the Effective Time, Seller will discontinue its insurance coverage maintained in connection with the Banking Centers and the activities conducted thereon, except for coverage relating to periods preceding the Effective Time. Purchaser shall be responsible for all insurance protection for the Banking Centers' premises and the activities conducted thereon immediately following the Effective Time. Pending the Closing, risk of loss shall be the responsibility of Seller.

Section 6.10. Public Announcements.
------------  --------------------

         Seller and Purchaser agree that, from the date hereof, neither shall make any public announcement or public comment, regarding this Agreement or the transactions contemplated herein without first consulting with the other party hereto and reaching an agreement upon the substance and timing of such announcement or comment. Further, Seller and Purchaser acknowledge the sensitivity of this transaction to the Employees and no announcements or communications with the public or these Employees shall be made without the prior approval of Seller.

Section 6.11. Tax Reporting.
------------  -------------

         Seller shall provide Purchaser all 1099 data for Purchaser to comply with all 2004 tax reporting obligations in connection with transferred assets and liabilities on or before the Effective Time, and Purchaser shall comply with all tax reporting obligations with respect to the transferred assets and liabilities after the Effective Time.

                                   ARTICLE VII
                                   -----------
                      CONDITIONS TO PURCHASER'S OBLIGATIONS
                      -------------------------------------

         The obligations of Purchaser to complete the transactions contemplated in this Agreement are conditioned upon fulfillment, on or before the Closing, of each of the following conditions:

Section 7.1. Representations and Warranties True.
-----------  -----------------------------------

         The representations and warranties made by Seller in this Agreement shall be true in all material respects on and as of the Effective Time as though such representations and warranties were made at and as of such time, except to the extent otherwise provided herein or consented to by Purchaser.

Section 7.2. Obligations Performed.
-----------  ---------------------

         Seller shall (a) deliver or make available to Purchaser those items required by Section 2.2, and (b) perform and comply in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or on the Effective Time.

Section 7.3. No Adverse Litigation.
-----------  ---------------------

         As of the Effective Time, no action, suit or proceeding shall be pending or threatened against Seller which is reasonably likely to (a) materially and adversely affect the business, properties and assets of the Banking Centers, or (b) materially and adversely affect the transactions contemplated herein.

Section 7.4. Regulatory Approval.
-----------  -------------------

         (a) Purchaser shall have received all necessary regulatory approvals of the transactions provided in this Agreement, all notice and waiting periods required by law to pass shall have passed, no proceeding to enjoin, restrain, prohibit or invalidate such transactions shall have been instituted or threatened, and any conditions of any regulatory approval shall have been met.

         (b) Such approvals shall not have imposed any condition which is materially disadvantageous or burdensome to Purchaser.

                                  ARTICLE VIII
                                  ------------
                       CONDITIONS TO SELLER'S OBLIGATIONS
                       ----------------------------------

         The obligations of Seller to complete the transactions contemplated in this Agreement are conditioned upon fulfillment, on or before the Closing, of each of the following conditions:

Section 8.1. Representations and Warranties True.
-----------  -----------------------------------

         The representations and warranties made by Purchaser in this Agreement shall be true in all material respects at and as of the Effective Time as though such representations and warranties were made at and as of such time, except to the extent otherwise provided herein or consented to by Seller.

Section 8.2. Obligations Performed.
-----------  ---------------------

         Purchaser shall (a) deliver to Seller those items required by Section 2.2, and (b) perform and comply in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or on the Effective Time.

Section 8.3. No Adverse Litigation.
-----------  ---------------------

         As of the Effective Time, no action, suit or proceeding shall be pending or threatened against Purchaser or Seller which might materially and adversely affect the transactions contemplated hereunder.

Section 8.4. Regulatory Approval.
-----------  -------------------

         (a) Purchaser shall have received from the appropriate regulatory authorities approval of the transactions contemplated herein, waiting periods required by law to pass shall have passed, no proceeding to enjoin, restrain, prohibit or invalidate such transactions shall have been instituted or threatened, and any conditions of any regulatory approval shall have been met.

         (b) Such approvals shall not have imposed any condition which is materially disadvantageous or burdensome to Seller.

                                   ARTICLE IX
                                   ----------
                                   TERMINATION
                                   -----------

Section 9.1. Methods of Termination.
-----------  ----------------------

         This Agreement may be terminated in any of the following ways:

         (a) by either Purchaser or Seller, in writing five calendar days in advance of such termination, if the Closing has not occurred by December 31, 2004;

         (b) at any time on or prior to the Effective Time by the mutual consent in writing of Purchaser and Seller;

         (c) by Purchaser in writing if the conditions set forth in Article VII (with the exception of delivery of items required to be delivered at Closing) of this Agreement shall not have been met by Seller or waived in writing by Purchaser within 30 calendar days following the date of all approvals by regulatory agencies and after all statutory waiting periods have expired;

         (d) by Seller in writing if the conditions set forth in Article VIII of this Agreement shall not have been met by Purchaser or waived in writing by Seller within 30 calendar days following the date of all approvals by regulatory agencies and after all statutory waiting periods have expired;

         (e) any time prior to the Effective Time, by Purchaser or Seller in writing if the other shall have been in breach of any representation and warranty in any material respect (as if such representation and warranty had been made on and as of the date hereof and on the date of the notice of breach referred to below), or in breach of any covenant, undertaking or obligation contained herein, and such breach has not been cured by the earlier of 30 calendar days after the giving of notice to the breaching party of such breach or the Effective Time; provided, however, that there shall be no cure period in connection with any breach of Section 6.3, so long as such breach by Purchaser was not caused by any action or inaction of Seller, and Seller may terminate this Agreement immediately if regulatory applications are not filed within 30 calendar days after the date of this Agreement as provided in that Section; or

         (f) by Seller in writing at any time after any applicable regulatory authority has denied approval of any application of Purchaser for approval of the transactions contemplated herein.

Section 9.2. Procedure Upon Termination.
-----------  --------------------------

         In the event of termination pursuant to Section 9.1, and except as otherwise stated therein, written notice thereof shall be given to the other party, and this Agreement shall terminate immediately upon receipt of such notice unless an extension is consented to by the party having the right to terminate.

         If this Agreement is terminated as provided herein,

         (a) each party will return all documents, work papers and other materials of the other party, including photocopies or other duplications thereof, relating to this transaction, whether obtained before or after the execution hereof, to the party furnishing the same; and

         (b) all information received by either party hereto with respect to the business of the other party (other than information which is a matter of public knowledge or which has heretofore been published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for any business purpose by such party or disclosed by such party to third persons.

Section 9.3. Payment of Expenses.
-----------  -------------------

         Should the transactions contemplated herein not be consummated because of a party's breach of this Agreement, in addition to such damages as may be recoverable in law or equity, the other party shall be entitled to recover from the breaching party, upon demand, itemization and documentation, its reasonable outside legal, accounting, consulting and other out-of-pocket expenses.

                                    ARTICLE X
                                    ---------
                            MISCELLANEOUS PROVISIONS
                            ------------------------

Section 10.1. Amendment and Modification.
------------  --------------------------

         The parties hereto, by mutual consent of their duly authorized officers, may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

Section 10.2. Waiver or Extension.
------------  -------------------

         Except with respect to required approvals of the applicable governmental authorities, either party, by written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party and may waive (a) any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (b) compliance with any of the undertakings, obligations, covenants or other acts contained herein.

Section 10.3. Assignment.
------------  ----------

         This Agreement and all of the provisions hereof shall be binding upon, and shall inure to the benefit of, the parties hereto and their permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other.

Section 10.4. Confidentiality.
------------  ---------------

         Seller and Purchaser agree that the Confidentiality Agreement dated March 31, 2004 between Seller and Purchaser (the "Confidentiality Agreement") shall survive the execution hereof and the consummation of the transactions contemplated herein.

Section 10.5. Addresses for Notices, Etc.
------------  ---------------------------

         All notices, requests, demands, consents and other communications provided for hereunder and under the related documents shall be in writing and transmitted by nationally recognized air courier (charges prepaid), telecopied or personally delivered (with receipt thereof acknowledged) to the applicable party at the address indicated below:

If to Seller:     Provident Legal Department
                  114 East Lexington Street
                  Baltimore, Maryland 21201
                  Fax Number: 410-277-2887
                  Attn: General Counsel

With a copy to:   Paul M. Aguggia
                  Muldoon Murphy Faucette & Aguggia LLP
                  5101 Wisconsin Avenue, NW
                  Washington, DC 20016
                  Fax Number: 202-966-9406

If to Purchaser:  Gateway Bank & Trust Co.
                  Post Office Box 1908
                  Elizabeth City, North Carolina 27906-1908
                  Attention:  D. Ben Berry, CEO
                  Facsimile:  (252) 334-1651

With a copy to:   Maupin Taylor, P.A.
                  P.O. Box Drawer 19764
                  Raleigh, NC 27619
                  Attention:  Ronald D. Raxter
                  Facsimile:  (919) 981-4300

or, as to each party, at such other address as shall be designated by such party by notice to the other party complying with the terms of this Section.

Section 10.6. Counterparts.
------------  ------------

         This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 10.7. Headings.
------------  --------

         The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part thereof.

Section 10.8. Governing Law.
------------  -------------

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

Section 10.9. Sole Agreement.
------------  --------------

         Except for the Confidentiality Agreement, this Agreement and the exhibits and attachments hereto represent the sole agreement between the parties respecting the transactions contemplated hereby, and all prior or contemporaneous written or oral proposals, agreements in principle, representations, warranties and understandings between the parties with respect to such matters are superseded hereby and merged herein.

Section 10.10. Severability.
-------------  ------------

         If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

Section 10.11. Parties In Interest.
-------------  -------------------

         Nothing in this Agreement, express or implied, including, without limitation the provisions of Section 1.6(a), is intended or shall be construed to confer upon or give to any person (other than the parties hereto, their successors and permitted assigns) any rights or remedies under or by reason of this Agreement, or any term, provision, condition, undertaking, warranty, representation, indemnity, covenant or agreement contained herein.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the date first written above.

SELLER:

PROVIDENT BANK OF MARYLAND


By:    /s/ Dennis A. Starliper
     -------------------------------------
Name:  Dennis A. Starliper
Title: Executive Vice President & CFO


PURCHASER:

GATEWAY BANK & TRUST CO.

By:    /s/ D. Ben Berry
     -------------------------------------
Name:  D. Ben Berry
Title: Chairman, President and CEO

                        PURCHASE AND ASSUMPTION AGREEMENT

                                     BETWEEN
                           PROVIDENT BANK OF MARYLAND
                                       AND
                            GATEWAY BANK & TRUST CO.

                                   SCHEDULE 1
                                   ----------

                             LIST OF BANKING CENTERS
                             -----------------------

1.       Elizabeth City, NC

         400 West Ehringhaus Street
         Elizabeth City, NC  27909

2.       Emporia, VA

         520 South Main Street
         Emporia, VA  23847

3.       Suffolk, VA

         2825 Godwin Boulevard
         Suffolk, VA  23434

                        PURCHASE AND ASSUMPTION AGREEMENT

                                    BETWEEN
                           PROVIDENT BANK OF MARYLAND
                                      AND
                            GATEWAY BANK & TRUST CO.

                                  EXHIBIT LIST

         Exhibit No.        Description
         -----------        -----------

         1.1(a)(3)          Schedule of Leases and Contracts
         1.1(b)             List of Excluded Assets
         1.3(a)             Deposit Liabilities
         1.4(a)             Loans
         1.4(h)             Power of Attorney
         1.6(a)             List of Employees
         1.6(c)             Severance Benefits
         2.2(b)(2)          Form of Bill of Sale
         2.2(b)(3)          Form of Assignment and Assumption Agreement
         2.2(b)(14)         Form of Closing Statement